Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 26, 2013, in Amendment No. 2 to the Registration Statement (Form F-1) and related Prospectus of 500.com Limited dated November 15, 2013.

/s/ Ernst & Young Hua Ming LLP
Shenzhen, the People’s Republic of China
November 15, 2013